Exhibit 10.1

DOVER CORPORATION

2021 OMNIBUS INCENTIVE PLAN

(Effective as of May 7, 2021)

A. PURPOSE AND SCOPE

1.    Purposes. The purpose of the 2021 Omnibus Incentive Plan (the “Plan”) is to furnish a material incentive to employees, Non-Employee Directors and certain other service providers of the Corporation and its Affiliates by making available to them the benefits of common stock ownership in the Corporation and other long-term incentive opportunities. The Plan is intended to stimulate the efforts of employees, Non-Employee Directors and certain other service providers towards the success of the Corporation and its Affiliates, as well as assist in recruitment and retention.

2.    Definitions.

“Affiliate” shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation as of any date of determination and any other entity in which the Corporation or any of its Affiliates has a material equity interest and that is designated as an Affiliate by the Committee.

“Award” shall mean an award under this Plan consisting of any Option, SSAR, Cash Performance Award, Restricted Stock, Restricted Stock Unit, Performance Shares, Deferred Stock Unit, or Directors’ Shares.

“Award Agreement” shall mean, with respect to each Award, a written or electronic agreement or communication between the Corporation and a Participant setting forth the terms and conditions of the Award. An Award Agreement may be required, as a condition of its effectiveness, to be executed by the Participant, including by electronic signature or other electronic indication of acceptance.

“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

“Board” shall mean the Board of Directors of the Corporation as in office from time to time.

“Cash Performance Award” shall mean an Award of the right to receive cash at the end of a Performance Period subject to the achievement, or the level of performance, of one or more Performance Goals within such Performance Period, as provided in Paragraph 20.

“Cashless Exercise” shall have the meaning set forth in Paragraph 9.

“Cause” shall mean a Participant (a) engages in conduct that constitutes willful misconduct, dishonesty, or gross negligence in the performance of his or her duties and results in material detriment to the Corporation or an Affiliate; (b) breaches his or her fiduciary duties to the Corporation or an Affiliate; (c) willfully fails to carry out the lawful and ethical directions of the person(s) to whom he or she reports, which failure is not promptly corrected after notification; (d) engages in conduct that is demonstrably and materially injurious to the Corporation or an Affiliate, or that materially harms the reputation, good will, or business of the Corporation or an Affiliate; (e) engages in conduct that is reported in the general or trade press or otherwise achieves general notoriety and that is scandalous, immoral or illegal and materially harms the reputation, good will, or business of the Corporation or an Affiliate; (f) is convicted of, or enters a plea of guilty or nolo contendere (or similar plea) to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, dishonesty or fraud; (g) is found liable in any Securities and Exchange Commission or other civil or criminal securities law action, or any cease and desist order applicable to him or her is entered (regardless of whether or not the Participant admits or denies liability); (h) uses, without authorization, confidential or proprietary information of the Corporation or an Affiliate or information which the Corporation or Affiliate is obligated not to use or disclose, or discloses such information without authorization and such disclosure results in material detriment to the Corporation or an Affiliate; (i) breaches any written agreement with the Corporation or an Affiliate not to disclose any information pertaining to the Corporation or an Affiliate or their customers, suppliers and businesses and such breach results in material detriment to the Corporation or an Affiliate; (j) materially breaches any agreement relating to non-solicitation, non-competition, or the ownership or protection of the intellectual property of the Corporation or an Affiliate; or (k) breaches any of the Corporation’s or an Affiliate’s policies applicable to him or her, whether currently in effect or adopted after the Effective Date of the Plan, and such breach, in the Committee’s judgment, could result in material detriment to the Corporation or an Affiliate.

“CEO” shall mean the Chief Executive Officer of the Corporation

“Change in Control” shall mean an event set forth in any one of the following paragraphs shall have occurred:

(a)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or any Affiliate thereof) representing 20% or more of the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)     the date on which individuals who constitute the Board as of the Effective Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of directors serving on the Board; or

(c)    there is consummated a merger or consolidation of the Corporation or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Subsidiary, more than 50% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Corporation, the entity surviving such merger or consolidation or, if the Corporation or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation’s then outstanding securities; or

(d)    the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporation following the completion of such transaction in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of shares of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions and (ii) for each Award that constitutes deferred compensation under Section 409A, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Corporation or a change in ownership of a substantial portion of the assets of the Corporation shall also be deemed to have occurred under Section 409A. For purposes of this definition of Change in Control, the term “Person” shall not include (i) the Corporation or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of shares of the Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be deemed to include a reference to any successor provisions thereto and the Treasury regulations and any guidance promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Board or other committee or subcommittee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. The full Board may, in its discretion, exercise any or all of such powers granted to the Committee under the Plan, in which case, all references in the Plan to the “Committee” shall be deemed to refer to the Board. All members of the Committee administering the Plan shall comply in all respects with any qualifications required by law, including specifically being a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act, and satisfying any other independence requirement under applicable exchange rules, law or regulations.

“Common Stock” shall mean the common stock of the Corporation, par value $1.00 per share.

“Corporation” shall mean Dover Corporation, a Delaware corporation, or any successor corporation.

“Deferred Stock Unit” shall mean a bookkeeping entry representing a right granted to a Non-Employee Director pursuant to Paragraph 31 to receive a deferred payment of Directors’ Shares to be issued and delivered at the end of the deferral period elected by the Non-Employee Director.

“Directors’ Shares” shall mean the shares of Common Stock issuable to each eligible Non-Employee Director as provided in Paragraph 30.

“Disability” or “Disabled” shall mean the permanent and total Disability of the Participant within the meaning of Section 22(e)(3) and 409A(a)(2)(C)(i) of the Code, except as otherwise determined by the Committee from time to time or as provided in an Award Agreement. The determination of a Participant’s Disability shall be made by the Committee in its sole discretion.

“Dividend Equivalents” shall mean a credit to a bookkeeping account established in the name of a Participant, made at the discretion of the Committee or as otherwise provided by the Plan, representing the right of a Participant to receive an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant. Dividend Equivalents (i) may only be awarded in connection with an Award other than an Option, SSAR or Cash Performance Award, (ii) shall be accumulated and become payable only if, and to the extent, the Award vests, and (iii) shall be paid at or after the vesting date of the Award.

“Early Retirement” shall mean the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, (i) the Participant has at least ten (10) years of service with the Corporation and its Affiliates (service with an Affiliate shall be credited only for the period an Affiliate is owned by the Corporation), (ii) the Participant has attained age fifty-five (55), (iii) the Participant satisfies the Early Retirement Notice Requirements, and (iv) the Participant complies with the non-competition restrictions in Paragraph 39. The Committee and, with respect to Participants who are not Section 16 Persons, the CEO (unless otherwise determined by the Committee), shall have the authority to reduce or waive the Early Retirement Notice Requirements.

“Early Retirement Notice Requirements” shall mean (i) a Participant must give six (6) months advance notice of retirement and must continue to be employed by the Corporation (or any Affiliate provided such Affiliate continues to be owned by the Corporation throughout the notice period) and perform his or her duties throughout such notice period in good standing.

“Effective Date” shall have the meaning set forth in Paragraph 51.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” with respect to any share of Common Stock as of any date of reference, shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems appropriate from time to time, including, but not limited to, such factors as the closing price for a share of Common Stock on such day (or, if such day is not a trading day, on the preceding trading day) on the principal United States exchange on which the Common Stock then regularly trades, the average of the closing bid and asked prices for a share of Common Stock on such exchange on the date or period of reference, or the average (which may be volume-weighted) sales price of a share of Common Stock on such exchange on the date or period of reference. In the case of an Award subject to Section 409A, “Fair Market Value” shall be determined in accordance with Section 409A.

“Good Reason” shall mean “Good Reason” due to any one or more of the following events that occur following a Change in Control, unless the Participant has consented to such action in writing: (a) a material diminution of the responsibilities, position and/or title of the Participant compared with the responsibilities, position and title, respectively, of the Participant prior to the Change in Control; (b) a relocation of the Participant’s principal business location to an area outside a 25 mile radius of its location preceding the Change in Control and that requires that the Participant commute an additional distance of at least 20 miles more than such Participant was required to commute immediately prior to the Change in Control; or (c) a material reduction in the Participant’s base salary or bonus opportunities; provided, however, that (i) Good Reason shall not be deemed to exist unless written notice of termination on account thereof is given by the Participant to the Corporation no later than sixty (60) days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises; and (ii) if there exists (without regard to this clause (ii)) an event or condition that constitutes Good Reason, the Corporation shall have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Corporation does so, such event or condition shall not constitute Good Reason hereunder. The Participant’s right to resign from employment for a Good Reason event or condition shall be waived if the Participant fails to resign within sixty (60) days following the last day of the Corporation’s cure period. Notwithstanding the foregoing, if a Participant and the Corporation (or any of its Affiliates) have entered into an employment agreement or other similar agreement that specifically defines “Good Reason,” then with respect to such Participant, “Good Reason” shall have the meaning defined in that employment agreement or other agreement.

“ISO” shall mean any Option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

“Normal Retirement” shall mean (i) the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, the Participant is employed in good standing and has attained age sixty-two (62), and (ii) the Participant complies with the non-competition restrictions in Paragraph 39. In the event that a Participant’s employment terminates under the Sale of Business Rule, a Participant who has attained age sixty-two (62) and remains employed by such business unit in good standing through the date of such sale, shall be treated as having terminated employment with the Corporation and its Affiliates in a Normal Retirement on the date of such sale, provided that the Participant complies with the non-compete restrictions in Paragraph 39.

“Non-Employee Director” shall mean a member of the Board who is not an employee of the Corporation or an Affiliate.

“Non-Qualified Stock Option” shall mean any Option that is not an ISO.

“Option” shall mean a right granted to a Participant to purchase Common Stock pursuant to Paragraph 7. An Option may be either an ISO or a Non-Qualified Stock Option.

“Participant” shall mean any officer, employee or Non-Employee Director of the Corporation or any Affiliate of the Corporation and any independent contractor or consultant of the Corporation, in each case, who has been selected as an eligible participant by the Committee.

“Performance Goals” shall mean the performance goals established by the Committee in connection with any Award based on criteria that must be met in order for payment to be made with respect to such Award.

“Performance Period” shall mean the period established by the Committee for measuring whether and to what extent any Performance Goals established in connection with an Award have been met.

“Performance Share” shall mean a bookkeeping entry representing a right granted to a Participant pursuant to an Award made under Paragraph 24 to receive shares of Common Stock to be issued and delivered at the end of a Performance Period, subject to the achievement, or the level of performance, of one or more Performance Goals within such period.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

“Plan” shall have the meaning set forth in Paragraph 1.

“Prior Plan” shall mean the Dover Corporation 2012 Equity and Cash Incentive Plan.

“Restricted Period” shall mean the period of time during which an Award is subject to Restrictions.

“Restricted Stock” shall mean shares of Common Stock that are subject to an Award to a Participant under Paragraph 14 and may be subject to certain Restrictions or risks of forfeiture specified in the Award.

“Restricted Stock Unit” shall mean a bookkeeping entry representing a right granted to a Participant pursuant to an Award made under Paragraph 14 to receive shares of Common Stock to be issued and delivered at the end of a specified period subject to any Restrictions or risks of forfeiture specified in the Award.

“Restrictions” shall mean the restrictions to which an Award is subject to as may be provided in an Award Agreement, including any time-based vesting or restricted period and any Performance Goals established by the Committee.

“Retirement” shall mean the termination of a Participant’s employment with the Corporation or an Affiliate due to Early Retirement, Normal Retirement or the Sale of Business Rule.

“Sale of Business Rule” shall mean (i) the termination of a Participant’s employment with the Corporation and its Affiliates due to the sale of stock or assets of the business unit or division by which the Participant is employed, (ii) the Participant is employed in good standing by the business unit or division through the date of such sale, and (iii) the Participant complies with the non-competition restrictions in Paragraph 39.

“Section 16 Person” shall mean those officers, directors, or other persons subject to Section 16 of the Exchange Act. “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Section 409A” shall mean Section 409A of the Code.

“Separation from Service” shall mean a “separation from service” within the meaning of Section 409A.

“SSAR” shall mean the right granted to a Participant under Paragraph 7 to be paid an amount measured by the appreciation in the Fair Market Value of Common Stock from the date of grant to the date of surrender of the Award, with payment to be made either in cash or in shares of Common Stock as specified in the Award Agreement or as determined by the Committee.

“Subsidiary” shall mean any present or future corporation that is or would be a “subsidiary corporation” with respect to the Corporation as defined in Section 424 of the Code.

3.    Successor Plan. No further Awards may be made under the Prior Plan after the Effective Date. Awards issued and outstanding under the Prior Plan as of the Effective Date shall continue to be administered pursuant to the provisions of the Prior Plan.

4.    Administration.

(a)    Administration by Committee. The Plan shall be administered and interpreted by the Committee.

(b)    Powers. The Committee shall have sole and complete authority and discretion to administer all aspects of the Plan, including but not limited to: (i) select the Participants to whom Awards may be granted under the Plan and the time or times at which such Awards shall be made; (ii) grant Awards; (iii) determine the type of Award and the number of shares of Common Stock to be covered by or that relate to an Award and the amount of cash to be subject to Cash Performance Awards; (iv) determine the terms and conditions pursuant to which Awards will be made (which need not be identical), including, without limitation, the exercise or base price of an Option or SSAR Award, Performance Goals, Performance Periods, forfeiture restrictions, exercisability conditions, and all other matters to be determined in connection with an Award, including the authority to accelerate the vesting, exercisability and removal of restrictions, limitations and conditions of Awards; (iv) determine whether and to what extent Performance Goals or other objectives or conditions applicable to Awards have been met; (vi) prescribe the form of Award Agreements, which need not be identical; (vii) determine whether and under what circumstances and in what form an Award may be settled; and (viii) making all other decisions and determinations as may be required or appropriate under the terms of the Plan or an Award Agreement as the Committee may deem necessary or advisable for the administration of the Plan.

(c)    Authority. The Committee shall have the discretionary authority to adopt, alter, repeal and interpret and construe such administrative rules, guidelines and practices governing this Plan, Awards and the Award Agreements, and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan and any Award Agreements relating thereto; to resolve any doubtful or disputed terms; and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purposes and intent of this Plan. The Committee may adopt sub-plans or supplements to, or alternative versions of, the Plan, Awards, or Award Agreements, or alternative forms of payment or settlement, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles, foreign exchange rules, or customs of, foreign jurisdictions whose citizens or residents may be granted Awards. The Committee may impose any limitations and restrictions that it deems necessary to comply with the laws of such foreign jurisdictions and modify the terms and conditions of any Award granted to Participants outside the United States.

(d)    Effect of Actions. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Corporation, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Corporation and all Participants and their respective heirs, executors, administrators, successors and assigns and any persons claiming rights under this Plan or an Award. A Participant or other person claiming rights under this Plan may contest a decision or action by the Committee with respect to an Award or such other person only on the ground that such decision or action was arbitrary, capricious, or unlawful, and any review of such decision or action by the Board or otherwise shall be limited to determining whether the Committee’s decision or action was arbitrary, capricious or unlawful.

(e)    Delegation to the CEO. The Committee may delegate all or a portion of its authority, power and functions under the Plan, including the authority to grant Awards without the further approval of the Committee (other than the power to grant awards to Section 16 Persons), to the CEO, to the extent permitted under Delaware corporate law.

(f)    Indemnification. The Committee, its members, the CEO, and any employee of the Corporation or an Affiliate to whom authority or administrative responsibilities has been delegated shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Corporation or an Affiliate or member or former member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Corporation (or if applicable, of an Affiliate), each officer and Committee member or former officer or member of the Committee shall be indemnified and held harmless by the Corporation (or if applicable, an Affiliate) against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Corporation) or liability (including any sum paid in settlement of a claim with the approval of the Corporation), and shall be advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such Committee member’s, officer’s, or former member’s or former officer’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or Committee members or former officers, directors or Committee members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Corporation or any Affiliate.

5.    Shares.

(a)    Shares Available for Grant. An aggregate maximum of 8,300,000 (eight million three hundred thousand) shares of Common Stock will be reserved for issuance in respect of Awards granted under the Plan, plus any shares remaining available for grant under the Prior Plan as of the Effective Date. This maximum share reserve is subject to appropriate adjustment resulting from future stock splits, stock dividends, recapitalizations, reorganizations, and other similar changes to be computed in the same manner as that provided for in Paragraph 5(b) below. The number of shares of Common Stock available for issuance under the Plan shall be reduced (i) by one share for each share of Common Stock issued pursuant to Options or SSARs, and (ii) by three (3) shares for each share of Common Stock issued pursuant to Restricted Stock, Restricted Stock Unit, Performance Share, Directors’ Shares, and Deferred Stock Unit Awards. If any Option or SSAR granted under the Plan expires, terminates, or is canceled for any reason without having been exercised in full, or if any Award of Restricted Stock, Restricted Stock Unit, Performance Shares, Directors’ Shares, or Deferred Stock Unit is forfeited or canceled for any reason, the number of shares underlying such unexercised Option or SSAR and the number of forfeited or canceled shares under such other Awards will again be available under the Plan in an amount corresponding to the reduction in such share reserve previously made in accordance with the rules described above in this Paragraph 5(a). Shares of Common Stock withheld or delivered (either by actual delivery or attestation) to the Corporation by a Participant to satisfy any applicable tax withholding obligation with respect to an Award other than Options or SSARs, will in each case again be available for issuance under the Plan in an amount corresponding to the reduction in such share reserve previously made in accordance with the rules described above in this Paragraph 5(a). The total original number of shares subject to any Option or SSAR granted under the Plan that is exercised shall continue to be counted against the aggregate maximum number of shares reserved for issuance under the Plan in an amount corresponding to the reduction in such share reserve as set forth above, even if such grant is settled in whole or in part other than by the delivery of Common Stock to a Participant (including, without limitation, any net share exercise, tender of shares to the Corporation to pay the exercise price, attestation to the ownership of shares owned by the Participant, or withholding of any shares to satisfy tax withholding obligations). Additionally, in the event that a company acquired by the Corporation or any Affiliate or with which the Corporation or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares of Common Stock available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or Non-Employee Directors of the Corporation and its Affiliates prior to such acquisition or combination. The shares of Common Stock available under this Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Corporation. Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

(b)    Effect of Stock Dividends, Merger, Recapitalization or Reorganization or Similar Events. In the event of any change in the Common Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Corporation, if all or substantially all the assets of the Corporation are transferred to any other corporation in a reorganization, or in the event of payment of a dividend or distribution to the stockholders of the Corporation in a form other than Common Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Common Stock, appropriate adjustments shall be made by the Committee in the number and class of shares subject to the Plan, in the ISO share limit set forth in Paragraph 7(e), the number of shares subject to any outstanding Awards, and in the exercise or base price per share under any outstanding Option or SSAR. The adjustments to be made pursuant to this Paragraph 5(b) shall meet the requirements of Section 409A and Section 424 of the Code and the regulations thereunder.

6.    Minimum Vesting. Any Awards that settle in shares of Common Stock (other than such Awards representing a maximum of five percent (5%) of the shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Paragraph 5(b)) shall be granted subject to a minimum time-vesting period of at least twelve (12) months, such that no such Awards shall vest prior to the first anniversary of the applicable grant date.

B. OPTION AND SSAR GRANTS

7.    Stock Options and SSARs. Options to purchase shares of Common Stock may be granted under the terms of the Plan and shall be designated as either Non-Qualified Stock Options or ISOs. SSARs may also be granted under the terms of the Plan. SSARs shall be granted separately from Options and the exercise of an SSAR shall not be linked in any way to the exercise of an Option and shall not affect any Option Award then outstanding. Option grants and SSARs shall contain such terms and conditions as the Committee may from time to time determine, subject to the following limitations:

(a)    Exercise Price. The price at which shares of Common Stock may be purchased upon exercise of an Option shall be fixed by the Committee and may be equal to or more than (but not less than) the Fair Market Value of a share of the Common Stock as of the date the Option is granted.

(b)    Base Price. The base price of an SSAR shall be fixed by the Committee and may be equal to or more than (but not less than) the Fair Market Value of a share of the Common Stock as of the date the SSAR is granted.

(c)    Term. The term of each Option or SSAR will be for such period as the Committee shall determine as set forth in the Option or SSAR Award Agreement, but in no event shall the term of an Option or SSAR be greater than ten (10) years from the date of grant.

(d)    Rights of Participant. A recipient of an Option or SSAR Award shall have no rights as a shareholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of such shares. Except as specifically set forth in Paragraph 5(b) above, no adjustment shall be made for dividends or other distributions of cash or other property on or with respect to shares of Common Stock covered by Options or SSARs paid or payable to Participants of record prior to such issuance.

(e)    ISO Limits. At the discretion of the Committee, ISOs may be granted only to an employee of the Corporation or a Subsidiary thereof. The aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which a Participant is granted ISOs (including ISOs granted under the Prior Plan) which first become exercisable during any given calendar year shall not exceed $100,000. In no event shall more than 8,300,000 (eight million three hundred thousand) shares of Common Stock be available for issuance pursuant to the exercise of ISOs granted under the Plan.

8.    Exercise. An Option or SSAR Award granted under the Plan shall be exercisable during the term of the Option or SSAR subject to such terms and conditions as determined by the Committee at the time of grant and set forth in an Award Agreement. In addition, the Committee may condition the exercise of an Option or SSAR upon the attainment of any Performance Goals set by the Committee.

(a)    Option. To exercise an Option, the Participant must give written notice to the Corporation of the number of shares to be purchased accompanied by payment of the full purchase price of such shares as set forth in Paragraph 9 pursuant to such electronic or other procedures as may be specified by the Corporation or the Committee from time to time. The date when the Corporation has actually received both such notice and payment shall be deemed the date of exercise of the Option with respect to the shares being purchased and the shares shall be issued as soon as practicable thereafter.

(b)    SSAR. To exercise an SSAR, the SSAR Participant must give written notice to the Corporation of the number of SSARs being exercised as provided in the SSAR Award Agreement pursuant to such electronic or other procedures as may be specified by the Corporation or the Committee from time to time. No payment shall be required to exercise an SSAR. The date of actual receipt by the Corporation of such notice shall be deemed to be the date of exercise of the SSAR and the shares issued in settlement of such exercise therefor shall be issued as soon as practicable thereafter. Upon the exercise of an SSAR, the Participant shall be entitled to receive from the Corporation for each SSAR being exercised that number of whole shares of Common Stock having a Fair Market Value on the date of exercise of the SSAR equal in value to the excess of (A) the Fair Market Value of a share of Common Stock on the exercise date over (B) the sum of (i) the base price of the SSAR being exercised, plus (ii) unless the Participant elects to pay such tax in cash, any amount of tax that must be withheld in connection with such exercise. Fractional shares of Common Stock shall be settled in cash upon exercise of an SSAR unless otherwise determined by the Committee.

9.    Payment of Exercise Price. Payment of the Option exercise price must be made in full pursuant to any of the following procedures or such other electronic or other procedures as may be specified by the Corporation or the Committee from time to time: (i) in cash, by check or cash equivalent, (ii) by delivery to the Corporation of unencumbered shares of Common Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) delivery by attestation to the Corporation by the Participant of ownership of shares of Common Stock having a Fair Market Value not less than the exercise price accompanied by a request and authorization to the Corporation to deliver to the Participant upon exercise only the number of whole shares by which the number of shares covered by the Option being exercised exceeds the number of shares stated in such attestation; (iv) by delivery to the Corporation by a broker of cash equal to the exercise price of the Option upon an undertaking by the Participant to cause the Corporation to deliver to the broker some or all of the shares being acquired upon the exercise of the Option (a “Cashless Exercise”), (v) by a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price and the Participant shall deliver to the Corporation a cash or other payment to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; (vi) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vii) by any combination of the foregoing. The Committee may at any time or from time to time grant Options which permit only some of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict the use of one or more forms of consideration. The number of shares of Common Stock covered by, and available for exercise under, a Participant’s Options shall be reduced by (A) shares covered by an attestation used for netting in accordance with clause (iii) above; (B) shares used to pay the exercise price pursuant to a “net exercise” in accordance with clause (v) above; (C) shares delivered to the Participant as a result of any exercise, and (D) shares withheld to satisfy tax withholding obligations.

10.    Transfers. The Options and SSARs granted under the Plan may not be sold, transferred, hypothecated, pledged, or otherwise disposed of by any Participant except by will or by the laws of descent and distribution, or as otherwise provided herein. The Option or SSARs of any person to acquire stock and all rights thereunder shall terminate immediately if the Participant attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the Option or SSAR or any rights thereunder to any other person except as permitted herein. Notwithstanding the foregoing, a Participant may transfer any Non-Qualified Stock Option (but not ISOs or SSARs) granted under this Plan to members of the Participant’s immediate family (defined as a spouse, children and/or grandchildren), or to one or more trusts for the benefit of such family members if the instrument evidencing such Option expressly so provides and the Participant does not receive any consideration for the transfer; provided that any such transferred Option shall continue to be subject to the same terms and conditions that were applicable to such Option immediately prior to its transfer (except that such transferred Option shall not be further transferred by the transferee during the transferee’s lifetime).

11.    Effect of Death, Disability or Retirement. Except as otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, the treatment of Options and SSARs upon death, Disability or Retirement shall be as provided below.

(a)    Death, Disability, Normal Retirement. If a Participant dies or becomes Disabled while employed by the Corporation, all Options or SSARs held by such Participant shall become immediately exercisable and the Participant or such Participant’s estate or the legatees or distributees of such Participant’s estate or of the Options or SSARs, as the case may be, shall have the right, on or before the earlier of the respective expiration date of an Option and SSAR or sixty (60) months following the date of such death or Disability, to exercise any or all Options or SSARs held by such Participant as of such date of death or Disability. If a Participant’s employment terminates as the result of a Normal Retirement, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR and sixty (60) months following the date of such Normal Retirement, to purchase or acquire shares under any Options or SSARs which at the date of his or her Normal Retirement, or within sixty (60) months following the date of Normal Retirement become, exercisable.

(b)    Early Retirement; Sale of Business Rule. If a Participant’s employment terminates as the result of Early Retirement, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR or thirty-six (36) months following the date of such Early Retirement, to exercise, and acquire shares under, any Option or SSAR which at the date of Early Retirement are, or within thirty-six (36) months following such termination become, exercisable. If a Participant’s employment terminates as the result of the Sale of Business Rule, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR or twelve (12) months following the date of such termination of employment under the Sale of Business Rule, to exercise, and acquire shares under, any Option or SSAR which at the date of termination of employment are, or within twelve (12) months following such termination become, exercisable. Notwithstanding the above, if a Participant eligible for the Sale of Business Rule would also qualify for Normal Retirement or Early Retirement excluding the notice requirement, the Participant shall instead be entitled to the benefits of Normal Retirement or Early Retirement.

12.    Voluntary or Involuntary Termination. Except as otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, if a Participant’s employment with the Corporation is voluntarily or involuntarily terminated for any reason, other than for Cause or for reasons or in circumstances specified in Paragraph 11 above, the Participant shall have the right at any time on or before the earlier of the expiration date of the Option or SSAR or ninety (90) ninety days following the effective date of such termination of employment, to exercise, and acquire shares under, any Options or SSARs which at such termination are exercisable.

13.    Termination for Cause. If a Participant’s employment with the Corporation is terminated for Cause, the Option or SSAR shall be immediately canceled and the Participant shall have no further rights to exercise any such Option or SSAR and all of such Participant’s rights thereunder shall terminate as of the effective date of such termination of employment.

C. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

14.    Grant. Subject to the provisions and as part of the Plan, the Committee shall have the discretion and authority to make Restricted Stock Awards and Restricted Stock Unit Awards to Participants at such times, and in such amounts, as the Committee may determine in its discretion. Subject to the provisions of the Plan, grants of Restricted Stock and Restricted Stock Units shall contain such terms and conditions as the Committee may determine at the time of Award.

15.    Issuance of Shares.

(a)    Restricted Stock. Shares in respect of Restricted Stock Awards shall be registered in the name of the Participant and, in the discretion of the Committee, held either in book entry form or in certificate form and deposited with the Secretary of the Corporation. A Participant shall be required to have delivered a stock power endorsed by the Participant in blank relating to the Restricted Stock covered by an Award. Upon lapse of the applicable Restrictions, as determined by the Committee, the Corporation shall deliver such shares of Common Stock to the Participant in settlement of the Restricted Stock Award. To the extent that the shares of Restricted Stock are forfeited, such shares automatically shall be transferred back to the Corporation. The Corporation will stamp any stock certificates delivered to the Participant with an appropriate legend or notations if the shares are not registered under the Securities Act, or are otherwise not free to be transferred by the Participant and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Securities Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Securities Act.

(b)    Restricted Stock Units. Restricted Stock Units shall be credited as a bookkeeping entry in the name of the Participant to an account maintained by the Corporation. No shares of Common Stock will be issued to the Participant in respect of Restricted Stock Units on the date of an Award. Shares of Common Stock shall be issuable to the Participant only upon the lapse of such Restrictions as determined by the Committee. Upon such lapse and determination, the Corporation shall deliver such shares of Common Stock to the Participant in settlement of the Restricted Stock Unit Award. To the extent that a Restricted Stock Unit Award is forfeited, no shares of Common Stock shall be issued to a Participant.

16.    Dividends, Dividend Equivalents and Voting Rights. Dividends and Dividend Equivalents shall not be paid on a Restricted Stock Award or Restricted Stock Unit Award during the Restricted Period. In the discretion of the Committee, Dividends and Dividend Equivalents may be credited to a bookkeeping account for a Participant for distribution to a Participant on or after a Restricted Stock Award or Restricted Stock Unit Award vests (such Dividend Equivalents shall be payable upon fixed dates or events in accordance with the requirements of Section 409A). An employee who receives an award of Restricted Stock shall not be entitled, during the Restricted Period, to exercise voting rights with respect to such Restricted Stock.

17.    Nontransferability. Shares of Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered and shall not be subject to execution, attachment, garnishment or other similar legal process, except as otherwise provided in the applicable Award Agreement. Upon any attempt to sell, transfer, assign, pledge, or otherwise encumber or dispose of the Restricted Stock or Restricted Stock Units contrary to the provisions of the Award Agreement or the Plan, the Restricted Stock or Restricted Stock Unit and any related Dividend Equivalents shall immediately be forfeited to the Corporation.

18.    Termination of Employment. Except as otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, the treatment of Restricted Stock and Restricted Stock Units upon the Participant’s termination of service shall be as provided below.

(a)    Death, Disability, Special Circumstances. In the case of a Participant’s Disability, death, or special circumstances as determined by the Committee, any purely temporal restrictions remaining with respect to Restricted Stock or Restricted Stock Unit Awards as of the date of such Disability, death, or such special circumstances, shall lapse and, if any Performance Goals are applicable, the Restricted Stock or Restricted Stock Unit Awards shall continue to vest as if the Participant’s employment had not terminated until the prescribed time for determining attainment of Performance Goals has passed and the appropriate determination of attainment of Performance Goals has been made.

(b)    Normal Retirement. If the Participant’s employment with the Corporation terminates as a result of Normal Retirement, subject to compliance with the non-competition provisions of Paragraph 39 below applicable to Normal Retirement, the

Restricted Stock and Restricted Stock Unit Awards shall continue to vest as if the Participant’s employment had not terminated until the earlier of (i) sixty (60) months from the date of termination, and (ii) such time as the remaining temporal restrictions lapse. If, on the date of such Normal Retirement, the participant holds one or more performance-based Restricted Stock or Restricted Stock Unit Awards, the oldest outstanding performance-based Restricted Stock or Restricted Stock Unit Award shall remain outstanding and the Participant shall be entitled to receive on the regular payment date for such performance-based Restricted Stock or Restricted Stock Unit Award the same number of shares that the Participant would have earned had such Participant been an employee of the Corporation as of such payment date, subject to the satisfaction of the applicable Performance Goals and determination by the Committee of the attainment of such Performance Goals and the amount of the payment. With respect to any other performance-based Restricted Stock or Restricted Stock Unit Awards outstanding on the date of Normal Retirement, the Committee and, with respect to Participants who are not Section 16 Persons, the CEO (unless otherwise determined by the Committee), shall determine in its sole discretion whether the Participant is eligible to receive any shares with respect to such awards and, if so, the amount thereof, in which event such payment shall be made on the regular payment date for such performance-based Restricted Stock or Restricted Stock Unit Award following the date of the Participant’s Normal Retirement. Any such payment to a Participant shall be subject to the satisfaction of the applicable Performance Goals and determination by the Committee of the attainment of such Performance Goals and the amount of the payment. Except as provided in this Paragraph 18(b), if the Participant is the subject of Normal Retirement, all performance-based Restricted Stock and Restricted Stock Unit Awards held by such Participant shall be canceled and all of the Participant’s awards thereunder shall terminate as of the effective date of such Normal Retirement.

(c)    Early Retirement; Sale of Business Rule. If the Participant’s employment with the Corporation terminates as a result of Early Retirement, subject to compliance with the non-competition provisions of Paragraph 39 below applicable to Early Retirement, the Restricted Stock and Restricted Stock Unit Awards shall continue to vest as if the Participant’s employment had not terminated until the earlier of (i) thirty-six (36) months from the date of termination in the case of Early Retirement, and twelve (12) months in the case of the Sale of Business Rule, and (ii) such time as the remaining temporal restrictions lapse. With respect to any outstanding performance-based Restricted Stock or Restricted Stock Unit Awards on the date of Early Retirement, the Committee and, with respect to Participants who are not Section 16 Persons, the CEO (unless otherwise determined by the Committee), shall determine in its sole discretion whether the Participant is eligible to receive any shares with respect to such awards and, if so, the amount thereof, in which event such payment shall be made on the regular payment date for such performance-based Restricted Stock or Restricted Stock Unit Award following the date of the Participant’s Early Retirement. Any such payment to a Participant shall be subject to the satisfaction of the applicable Performance Goals and determination by the Committee of the attainment of such Performance Goals and the amount of the payment. Except as provided in this Paragraph 18(c), if the Participant is the subject of Early Retirement, all performance-based Restricted Stock and Restricted Stock Unit Awards held by such Participant shall be canceled and all of the Participant’s awards thereunder shall terminate as of the effective date of such termination of employment. If the Participant in the Plan is the subject of the Sale of Business Rule, all performance-based Restricted Stock and Restricted Stock Unit Awards held by such Participant shall be canceled and all of the Participant’s rights thereunder shall terminate as of the effective date of such termination of employment under the Sale of Business Rule. Notwithstanding the above, if a Participant eligible for the Sale of Business Rule would also qualify for Normal Retirement or Early Retirement excluding the notice requirement, the Participant shall be entitled to the benefits of Normal Retirement or Early Retirement.

(d)    Other. Except as otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, if a Participant’s employment with the Corporation is terminated for any other reason, whether voluntary, involuntary, or for Cause other than a termination described in Paragraphs 18(a) — (c) above or in Paragraph 23(b) below, then his or her outstanding Restricted Stock and unvested Restricted Stock Unit Awards (and vested Restricted Stock Unit Awards in the cause of a termination for Cause) shall be canceled and all of the Participant’s rights under any such award shall terminate as of the effective date of the termination of such employment.

19.    Cancellation. The Committee may at any time, with due consideration to the effect on the Participant of Section 409A, require the cancellation of any Award of Restricted Stock or Restricted Stock Units in consideration of a cash payment or alternative Award under the Plan equal to the Fair Market Value of the canceled Award of Restricted Stock or Restricted Stock Units.

D. CASH PERFORMANCE AWARDS

20.    Awards and Period of Contingency. The Committee may, concurrently with, or independently of, the granting of another Award under the Plan, in its sole discretion, grant to a Participant the opportunity to earn a Cash Performance Award payment, conditional upon the satisfaction of Performance Goals during a specified Performance Period. The aggregate maximum cash payout for any business unit within the Corporation or an Affiliate or the Corporation as a whole shall not exceed a fixed percentage of the value created at the relevant business unit during the Performance Period, determined using such criteria as may be specified by the Committee, such percentages and dollar amounts to be determined by the Committee annually when Performance Goals are established. Cash Performance Awards shall be paid within two and one-half months following the year in which the relevant Performance Period ends. Cash Performance Awards may not be transferred by a Participant except by will or the laws of descent and distribution.

21.    Effect of Death, Disability, or Early Retirement. Except as otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, the treatment of Cash Performance Awards upon death, Disability or Retirement shall be as provided below.

(a)    Death or Disability. If a Participant dies or becomes Disabled while employed by the Corporation, then, the Participant (or the Participant’s estate or the legatees or distributees of the Participant’s estate, as the case may be) shall be entitled to receive on the payment date following the end of the Performance Period, the cash payment that the Participant would have earned had the Participant then been an employee of the Corporation, multiplied by a fraction, the numerator of which is the number of months the Participant was employed by the Corporation during the Performance Period and the denominator of which is the number of months of the Performance Period (treating fractional months as whole months in each case). Such payment shall be subject to satisfaction of the applicable Performance Goals and determination by the Committee of the attainment of such Performance Goals.

(b)    Early Retirement; Sale of Business Rule. If the Participant’s employment terminates pursuant to Early Retirement, and, on the date of such Early Retirement, the Participant holds one or more outstanding Cash Performance Awards, the Committee and, with respect to Participants who are not Section 16 Persons, the CEO (unless otherwise determined by the Committee), shall determine in its sole discretion whether the Participant is eligible to receive any payment and, if so, the amount thereof, in which event such payment shall be made on the date or dates following the date of the Participant’s Early Retirement on which the Corporation pays Cash Performance Awards for the Performance Period relating to any such outstanding Cash Performance Award held by such Participant. Any such payment to a Participant shall be subject to the satisfaction of the applicable Performance Goals and determination by the Committee of the attainment of such Performance Goals and the amount of payment, and may not exceed the amount that the Participant would have been entitled to receive had the Participant been an employee of the Corporation on such payment date. Except as provided in this Paragraph 21(b) and Paragraph 23(b), if the Participant is the subject of Early Retirement, all Cash Performance Awards held by such Participant shall be canceled and all of the Participant’s awards thereunder shall terminate as of the effective date of such Early Retirement. If the employment of a Participant in the Plan is the subject of the Sale of Business Rule, all Cash Performance Awards held by such Participant shall be canceled and all of the Participant’s rights thereunder shall terminate as of the effective date of such termination of employment under the Sale of Business Rule except as provided in Paragraph 23(b). Notwithstanding the above, if a Participant eligible for the Sale of Business Rule would also qualify for Normal Retirement or Early Retirement excluding the notice requirement, the Participant shall be entitled to the benefits of Normal Retirement or Early Retirement, as appropriate.

22.    Effect of Normal Retirement. If a Participant’s employment with the Corporation terminates as a result of Normal Retirement and on the date of such Normal Retirement the Participant holds one or more Cash Performance Awards, the oldest outstanding Cash Performance Award shall remain outstanding and the Participant shall be entitled to receive on the regular payment date for such Cash Performance Award the same payment that the Participant would have earned had such Participant been an employee of the Corporation as of such date, subject to the satisfaction of the applicable Performance Goals and determination by the Committee of the attainment of such Performance Goals and the amount of payment. With respect to any other Cash Performance Awards outstanding on the date of Normal Retirement, the Committee and, with respect to Participants who are not Section 16 Persons, the CEO (unless otherwise determined by the Committee), shall determine in its sole discretion whether the Participant is eligible to receive any payment with respect to such awards and, if so, the amount thereof, in which event such payment shall be made on the regular payment date for such Cash Performance Awards following the date of the Participant’s Normal Retirement. Any such payment to a Participant shall be subject to the satisfaction of the applicable Performance Goals and determination by the Committee of the attainment of such Performance Goals and the amount of the payment. Except as provided in this Paragraph 22, if the Participant is the subject of Normal Retirement, all Cash Performance Awards held by such Participant shall be canceled and all of the Participant’s awards thereunder shall terminate as of the effective date of such Normal Retirement.

23.    Effect of Other Terminations of Employment.

(a)    General Termination. Except as otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, if a Participant’s employment with the Corporation is terminated for any other reason, whether voluntary, involuntary, or for Cause other than a termination described in Paragraphs 21-22 above or in Paragraph 23(b) below, then his or her outstanding Cash Performance Awards shall be canceled and all of the Participant’s rights under any such award shall terminate as of the effective date of the termination of such employment.

(b)    Pre-Payment Termination. If, after the end of a Performance Period and before the date of payment of any final Cash Performance Award, a Participant’s employment is terminated, whether voluntarily or involuntarily for any reason other than for Cause, the Participant shall be entitled to receive on the payment date the cash payment that the Participant would have earned had the Participant continued to be an employee of the Corporation as of the payment date, subject to the satisfaction of the applicable Performance Goals and determination by the Committee of the attainment of such Performance Goals and the amount of the payment.

E. PERFORMANCE SHARE AWARDS

24.    Awards and Period of Contingency. The Committee may, concurrently with, or independently of, the granting of another Award under the Plan, in its sole discretion, grant to a Participant a Performance Share Award conditional upon the satisfaction of Performance Goals. Any such grant may set a specific number of Performance Shares that may be earned, or a range of Performance Shares that may be earned, depending on the degree of achievement of Performance Goals. Performance Share Awards shall be paid within two and one-half months following the year in which the relevant Performance Period ends. Prior to the issuance of shares of Common Stock at the end of a Performance Period, a Performance Share Award shall be credited as a bookkeeping entry in the name of the Participant in an account maintained by the Corporation. No shares of Common Stock will be issued to the Participant in respect of a Performance Share Award on the date of an Award. A Participant shall not be the legal or beneficial owner of shares subject to a Performance Share Award and shall not have any voting rights or rights to distributions with respect to such shares prior to the issuance of shares at the end of the Performance Period, provided that the Committee may specify that the Participant is entitled to receive Dividend Equivalents. A Participant may not transfer a Performance Share Award except by will or the laws of descent and distribution. The Committee may, in its discretion, credit a Participant with Dividend Equivalents with respect to a Performance Share Award.

25.    Effect of Death, Disability, or Early Retirement. Except as otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, the treatment of Performance Share Awards upon death, Disability or Retirement shall be as provided below.

(a)    Death or Disability. If a Participant in the Plan holding a Performance Share Award dies or becomes Disabled while employed by the Corporation, then the Participant (or the Participant’s estate or the legatees or distributes of the Participant’s estate, as the case may be) shall be entitled to receive on the payment date at the end of the Performance Period, that number of shares of Common Stock that the Participant would have earned had the Participant then been an employee of the Corporation, multiplied by a fraction, the numerator of which is the number of months the Participant was employed by the Corporation during the Performance Period and the denominator of which is the number of months of the Performance Period (treating fractional months as whole months in each case). Such payment shall be subject to satisfaction of the applicable Performance Goals and determination by the Committee of the attainment of such Performance Goals and the amount of payment.

(b)    Early Retirement; Sale of Business Rule. If the Participant’s employment terminates pursuant to Early Retirement and on the date of such Early Retirement the Participant holds one or more outstanding Performance Share Awards, the Committee and, with respect to Participants who are not Section 16 Persons, the CEO (unless otherwise determined by the Committee), shall determine in its sole discretion whether the Participant shall receive any payment and, if so, the amount thereof, in which event such payment shall be made on the date or dates following the date of the Participant’s Early Retirement on which the

Corporation pays Performance Share Awards for the Performance Period relating to any such outstanding Performance Share Award held by such Participant. Any such payment to the Participant shall be subject to the satisfaction of the applicable Performance Goals, and determination by the Committee of the attainment of such Performance Goals and the amount of payment, and may not exceed the number of shares that the Participant would have been entitled to receive had the Participant been an employee of the Corporation on such payment date. Except as provided in this Paragraph 25(b) and in Paragraph 27(b), if the Participant is the subject of Early Retirement, all Performance Share Awards held by such Participant shall be canceled, and all of the Participant’s Awards thereunder shall terminate as of the effective date of such Early Retirement. If the Participant in the Plan is the subject of the Sale of Business Rule, all Performance Share Awards held by such Participant shall be canceled and all of the Participant’s rights thereunder shall terminate as of the effective date of such Sale of Business Rule, except as provided in Paragraph 27(b). Notwithstanding the above, if a Participant eligible for the Sale of Business Rule would also qualify for Normal Retirement or Early Retirement excluding the notice requirement, the Participant shall be entitled to the benefits of Normal Retirement or Early Retirement.

26.    Effect of Normal Retirement. If a Participant’s employment with the Corporation terminates as a result of Normal Retirement and on the date of such Normal Retirement, the Participant holds one or more Performance Share Awards, the oldest outstanding Performance Share Award shall remain outstanding and the Participant shall be entitled to receive on the regular payment date for such Performance Share Award the same number of shares that the Participant would have earned had such Participant been an employee of the Corporation as of such date, subject to the satisfaction of the applicable Performance Goals as determined by the Committee. With respect to any other Performance Share Awards outstanding on the date of Normal Retirement, the Committee and, with respect to Participants who are not Section 16 Persons, the CEO (unless otherwise determined by the Committee), shall determine in its sole discretion whether the Participant is eligible to receive any shares with respect to such awards and, if so, the amount thereof, in which event such payment shall be made on the regular payment date for such Performance Share Awards following the date of the Participant’s Normal Retirement. Any such payment to a Participant shall be subject to the satisfaction of the applicable Performance Goals and determination by the Committee of the attainment of such Performance Goals and the amount of the payment. Except as provided in this Paragraph 26, if the Participant is the subject of Normal Retirement, all Performance Share Awards held by such Participant shall be canceled and all of the Participant’s awards thereunder shall terminate as of the effective date of such Normal Retirement.

27.    Effect of Other Terminations of Employment.

(a)    General Termination. Except as otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, if a Participant’s employment with the Corporation is terminated for any reason, whether voluntary, involuntary, or for Cause, other than those terminations described in Paragraphs 25-26 above or in Paragraph 27(b) below, then his or her outstanding Performance Share Awards shall be canceled and all of the Participant’s rights under any such award shall terminate as of the effective date of the termination of such employment.

(b)    Pre-Payment Termination. If, after the end of a Performance Period and before the date of payment of any final award, a Participant’s employment is terminated, whether voluntarily or involuntarily for any reason other than for Cause, the Participant shall be entitled to receive on the payment date the payment that the Participant would have earned had the Participant continued to be an employee of the Corporation as of the payment date, subject to the satisfaction of the applicable Performance Goals as determined by the Committee.

F. PERFORMANCE GOALS

28.    Establishment of Performance Goals. The Committee may, in its sole discretion, grant an Award under the Plan conditional upon the satisfaction of Performance Goals during a Performance Period. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and the Performance Goals may be fixed by the Committee for the Corporation as a whole or for a subsidiary, division, Affiliate, business segment, or business unit, or may be applied to the performance of the Corporation relative to a market index, a group of other companies or a combination thereof, depending on the Committee’s judgment as to what is appropriate. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Performance Goals with respect to a Performance Period need not be the same for all Participants. Performance measures and Performance Goals may differ from Participant to Participant and from Award to Award. The Committee shall have the authority to make equitable adjustments to the Performance Goals as may be determined by the Committee, in its sole discretion.

G. NON-EMPLOYEE DIRECTORS

29.    Non-Employee Director Compensation. The Board shall determine from time to time the amount and form of compensation to be paid to Non-Employee Directors for serving as a member of the Board. The percentage of Non-Employee Directors’ compensation to be paid in cash, Directors’ Shares, or in other forms of compensation shall be determined by the Board from time to time. In addition to the annual compensation of Non-Employee Directors, the Board may also authorize one-time grants of Directors’ Shares to Non-Employee Directors, or to an individual upon joining the Board, on such terms as it shall deem appropriate. Subject to adjustment as provided in Paragraph 5(b), the total value of any Awards granted to a Non-Employee Director in a calendar year (calculating the value of any such Awards based on the grant date fair value of such Awards for the Corporation’s financial reporting purposes), when aggregated with such Non-Employee Director’s cash fees with respect to such calendar year, shall not exceed seven hundred fifty thousand dollars ($750,000) in the aggregate. The Board may make exceptions to increase such limit to one million five hundred thousand dollars ($1,500,000) for individual Non-Employee Directors in extraordinary circumstances, such as where a Non-Employee Director serves as the non-executive chair of the Board or as a member of a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.

30.    Directors’ Shares. Except as otherwise provided in Paragraph 31, each Director who is a Non-Employee Director on November 15 of each calendar year shall be issued on November 15 of that year (or the first trading day thereafter if November 15 is not a trading day on the principal exchange on which the Common Stock then regularly trades) that number of Directors’ Shares as shall have been determined by the Board for that year. The number of shares of Common Stock to be awarded to a Non-Employee Director shall be determined by dividing the dollar amount of annual compensation to be paid in shares by the Fair Market Value of the Common Stock on the date of grant. Any individual who serves as a Non-Employee Director during a calendar year but ceases to be a Director prior to November 15 of such year shall be issued a pro rata number of Directors’ Shares based on the number of full and partial months that the individual served as a Director for that year and the amount of compensation to be paid in Directors Shares as determined by the Board for that year, with such shares to be issued as of, and the number of such shares to be determined on the basis of the Fair Market Value of the Common Stock on, the date he or she ceases to be a Director (or if such date is not a trading date, the next such trading day on the principal exchange on which the Common Stock then regularly trades); provided that the Board may determine that any Non-Employee Director removed for cause (as determined by the Board) at any time during any calendar year shall forfeit the right to receive Directors’ Shares for that year.

31.    Deferred Stock Units. A Non-Employee Director may elect to defer receipt of his or her Directors’ Shares in accordance with such procedures as may from time to time be prescribed by the Committee. A deferral election shall be valid only if it is delivered prior to the first day of the calendar year in which the services giving rise to the Directors’ Shares are to be performed (or such other date as the Committee may determine for the year in which an individual first becomes a Non-Employee Director). A Participant’s deferral election shall become irrevocable as of the last date the deferral could be delivered or such earlier date as may be established by the Committee. A Non-Employee Director may revoke or change a deferral election at any time prior to the date the election becomes irrevocable, subject to such restrictions as the Committee may establish from time to time. Any such revocation or change shall be in a form and manner determined by the Committee. A Non-Employee Director’s deferral election shall remain in effect and will apply to Directors’ Shares in subsequent years unless and until the Director timely revokes the deferral election in accordance with such procedures as the Committee shall determine. The Committee may adopt procedures for the extension of any deferral period. If a valid deferral election is filed by a Non-Employee Director, Deferred Stock Units shall be credited as a bookkeeping entry in the name of the Non-Employee Director to an account maintained by the Corporation on the basis of one Deferred Stock Unit for each Directors’ Share deferred. No shares of Common Stock shall be issued to the Non-Employee Director in respect of Deferred Stock Units at the time such shares would be issued absent such deferral. Shares of Common Stock shall be issuable to the Non-Employee Director in a lump sum upon the termination of services as a Non-Employee Director (but only if such termination constitutes a Separation from Service) or, if earlier, a specified date elected by the Non-Employee Director at the time of the deferral election. Dividend Equivalents shall be credited on Deferred Stock Units and distributed at the same time that shares of

Common Stock are delivered to a Non-Employee Director in settlement of the Deferred Stock Units. If a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation occurs (as defined in Section 409A), Deferred Stock Units shall be settled on the date of such Change in Control by the delivery of shares of Common Stock.

32.    Delivery of Shares. Shares of Common Stock shall be issued to a Non-Employee Director at the time Directors’ Shares are paid or Deferred Stock Units are settled by issuing a stock certificate, or making an appropriate entry in the Corporation’s shareholder records, in the name of the Non-Employee Director, evidencing such share payment. Each stock certificate will bear an appropriate legend with respect to any restrictions on transferability, if applicable. A Non-Employee Director shall not have any rights of a stockholder with respect to Directors’ Shares or Deferred Stock Units until such shares of Common Stock are issued and then only from the date of issuance of such shares. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of issuance of the shares. No fractional shares shall be issued as Directors’ Shares. The Committee may round the number of shares of Common Stock to be delivered to the nearest whole share.

H. CHANGE IN CONTROL

33.    Change in Control. Except as otherwise determined by the Committee at the time of grant and set forth in an Award Agreement, and notwithstanding any other provision of the Plan to the contrary, in the event that a Change in Control occurs and either (i) the surviving or acquiring corporation (or ultimate parent thereof) does not assume or continue an Award or substitute a similar Award (including, but not limited to an award to acquire the same consideration paid to the holders of Common Stock pursuant to the Change in Control) or (ii) an Award is so assumed, continued or substituted, but the Participant’s employment or service is terminated (a) by the Corporation without Cause or, (b) for Participants at the level of senior vice president of Dover Corporation and above, by the Participant for Good Reason, in each case of (a) and (b), during the twenty-four (24)-month period following a Change in Control, and provided that, with respect to any Awards that are considered deferred compensation under Section 409A, the Participant’s termination of employment or service also constitutes a Separation from Service, then:

(a)    any unvested or unexercisable portion of any Award carrying a right to exercise shall immediately become fully vested and exercisable;

(b)    the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Award shall immediately be deemed fully vested and any performance conditions imposed with respect to such Award shall immediately be deemed to be achieved at the target performance level;

(c)    any Award other than Options or SSARs shall be settled (or paid) within thirty (30) days after the applicable vesting date (i.e., the date of the Change in Control or the date of termination, as applicable); and

(d)    any Options and SSARs outstanding shall be exercisable for their full term.

For purposes of this Paragraph 33, an Award shall be considered assumed or substituted if, following the Change in Control, the Award is of substantially comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, performance conditions may be deemed achieved at the greater of target or actual level of performance (determined as of the date of the Change in Control) and, if the Award relates to shares of Common Stock, the Award may be converted or modified to instead confer the right to receive shares of publicly-traded common stock of the surviving or acquiring entity (or ultimate parent thereof) or such other security or entity as may be determined by the Committee prior to the Change in Control. Notwithstanding the foregoing, in connection with a Change in Control, the Committee may, in its discretion, (x) accelerate the vesting or exercisability of, or remove any restrictions, limitations, payment and forfeiture conditions relating to any Award, (y) provide that any Award may be cancelled in return for the receipt of cash equal to the amount of consideration holders of Common Stock receive in respect of shares of Common Stock, or (z) cancel any Options or SSARs with an exercise price equal to or greater than the Fair Market Value of consideration received by stockholders in the Change in Control in respect of a share of Common Stock. The Committee may take different actions with respect to vested and unvested portions of an Award. Payments and settlement under this Paragraph 33 may be delayed to the same extent that payment of consideration to holder of Common Stock in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks or any other contingent payments or events. With respect to any Award that is considered deferred compensation under Section 409A, any settlement or payment under this Paragraph 33 with respect to such Award shall not be made or occur until such time that such settlement or payment does not cause the Award to be subject to adverse tax consequences under Section 409A.

I. GENERAL PROVISIONS

34.    Legal Compliance.

(a)    Section 16(b) of the Exchange Act. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3 and the Committee shall interpret and administer these guidelines in a manner consistent therewith. The Committee may establish and adopt electronic or other administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business hereunder. If an officer or Director (as defined in Rule 16a-1) is designated by the Committee to receive an Award, any such Award shall be deemed approved by the Committee and shall be deemed an exempt purchase under Rule 16b-3. Any provisions in this Plan or an Award Agreement inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of this Paragraph 34(a). Notwithstanding anything herein to the contrary, if the grant of any Award or the payment of a share of Common Stock with respect to an Award or any election with regard thereto results or would result in a violation of Section 16(b) of the Exchange Act, any such grant, payment or election shall be deemed to be amended to comply therewith, and to the extent such grant, payment or election cannot be amended to comply therewith, such grant, payment or election shall be immediately canceled and the Participant shall not have any rights thereto.

(b)    Securities Laws. The grant of Awards and the issuance of shares of Common Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state, and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (i) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (ii) the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Common Stock, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Corporation.

(c)    Registration. The Corporation will stamp stock certificates delivered to the shareholder with an appropriate legend if the shares of Common Stock are not registered under the Securities Act, or are otherwise not free to be transferred by the Participant and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Securities Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Securities Act.

(d)    Blackout Period. Options and SSARs may not be exercised during any period prohibited by the Corporation’s stock trading policies or applicable securities laws. A Participant may not sell any shares acquired under the Plan during any period prohibited by the Corporation’s stock trading policies.

35.    Withholding Taxes. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Corporation. The obligations of the Corporation under the Plan shall be conditional on the making of such payments or arrangements, and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Corporation shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Corporation. Whenever shares of Common Stock or property other than cash are to be delivered pursuant to an Award, the Corporation shall have the right to (i) require the Participant to remit to the Corporation in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Corporation, (ii) withhold from delivery of shares of Common Stock or other property, or (iii) accept delivery of already owned unrestricted shares of Common Stock, in each case in the sole and absolute discretion of the Committee. The shares of Common Stock withheld or accepted as payment for taxes must have a value not exceeding the applicable taxes to be withheld, determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Corporation. For purposes of this Paragraph 35, shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash (or in accordance with such other administrative procedures as determined by the Committee). The Corporation may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Corporation.

36.    Effect of Recapitalization or Reorganization. The obligations of the Corporation with respect to any grant or Award under the Plan shall be binding upon the Corporation, its successors or assigns, including any successor or resulting corporation either in liquidation or merger of the Corporation into another corporation owning all the outstanding voting stock of the Corporation or in any other transaction whether by merger, consolidation or otherwise under which such succeeding or resulting corporation acquires all or substantially all the assets of the Corporation and assumes all or substantially all its obligations.

37.    Employment Rights and Obligations. Neither the making of any grant or Award under the Plan, nor the provisions related to a Change in Control of the Corporation or a Person seeking to effect a change in control of the Corporation, shall alter or otherwise affect the rights of the Corporation to change any and all the terms and conditions of employment of any Participant including, but not limited to, the right to terminate such Participant’s employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant any right with respect to continuance of employment by the Corporation or any Affiliate, nor shall they be a limitation in any way on the right of the Corporation or any Affiliate by which an employee is employed to terminate his or her employment at any time. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

38.    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided with respect to Dividend Equivalents or as provided in the Plan or an Award Agreement.

39.    Non-Competition.

(a)    Non-Competition Restrictions. Except as otherwise determined by the Committee or provided in an Award Agreement, the enhanced benefits of any Retirement provided to a Participant, unless such benefits are waived in writing by the Participant, shall be subject to the provisions of this Paragraph 39. Any Participant who is the beneficiary of any such Retirement shall be deemed to have expressly agreed not to engage, directly or indirectly in any capacity, in any business in which the Corporation or any Affiliate at which such Participant was employed at any time in the three (3) years immediately prior to termination of employment was engaged, as the case may be, in the geographic area in which the Corporation or such Affiliate actively carried on business at the end of the Participant’s employment there, for the period with respect to which such Retirement affords the Participant enhanced benefits, which period shall be, (a) with respect to Options or SSARs, the additional period allowed the Participant for the vesting and exercise of Options or SSARs outstanding at termination of employment, (b) with respect to Restricted Stock or Restricted Stock Unit Awards, the period remaining after the Participant’s termination of employment until the end of the original Restricted Period for such Award, and (c) with respect to Cash Performance Awards and Performance Shares Awards granted under the Plan, the period until the payment date following the end of the last applicable Performance Period.

(b)    Breach. In the event that a Participant shall fail to comply with the provisions of this Paragraph 39, the treatment upon Retirement shall be automatically rescinded and the Participant shall forfeit the enhanced benefits referred to above and shall return to the Corporation the economic value theretofore realized by reason of such benefits as determined by the Committee. If the provisions of this Paragraph 39 or the corresponding provisions of an Award shall be unenforceable as to any Participant, the Committee may rescind the benefits of any such Retirement with respect to such Participant.

(c)    Other Termination. The Committee may, in its discretion, adopt such other non-competition restrictions applicable to Awards as it deems appropriate from time to time.

(d)    Revision. If any provision of this Paragraph 39 or the corresponding provisions of an Award is determined by a court to be unenforceable because of its scope in terms of geographic area or duration in time or otherwise, the Corporation and the Participant agree that the court making such determination is specifically authorized to reduce the duration and/or geographical area and/or other scope of such provision and, in its reduced form, such provision shall then be enforceable; and in every case the remainder of this Paragraph 39, or the corresponding provisions of an Award, shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein or therein.

40.    Clawback. Awards shall be subject to such clawback requirements and policies as may be required by applicable laws or policies of the Corporation as in effect from time to time.

41.    Amendment. Except as expressly provided in the next sentence and Paragraph 42, the Board may amend the Plan in any manner it deems necessary or appropriate (including any of the terms, conditions or definitions contained herein), or terminate the Plan at any time; provided, however, that any such termination will not affect the validity of any Awards previously made under the Plan. Without the approval of the Corporation’s shareholders, the Board cannot: (a) increase the maximum number of shares covered by the Plan or change the class of employees eligible to receive any Awards; (b) extend beyond 120 months from the date of the grant the period within which an Option or SSAR may be exercised; (c) make any other amendment to the Plan that would constitute a modification, revision or amendment requiring shareholder approval pursuant to any applicable law or regulation or rule of the principal exchange on which the Corporation’s shares are traded, or (d) change the class of persons eligible to receive ISOs.

42.    No Repricing Without Shareholder Approval. Without the approval of the Corporation’s shareholders, the Committee cannot approve either (i) the cancellation of outstanding Options or SSARs with an exercise or base price in excess of the Fair Market Value of a share of Common Stock in exchange for cash or the grant in substitution therefor of new Awards having a lower exercise or base price or (ii) the amendment of outstanding Options or SSARs to reduce the exercise price or base price thereof, except as provided in Paragraph 5(b) or Paragraph 33 with respect to a Change in Control. This limitation shall not be construed to apply to “issuing or assuming an Option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.

43.    Unfunded Plan. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation.

44.    Other Plans. Nothing contained in this Plan shall prevent the Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

45.    Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Corporation or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

46.    Death/Disability. Subject to local laws and procedures, the Committee may request appropriate written documentation from a trustee or other legal representative, court, or similar legal body, regarding any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before such representative shall be entitled to act on behalf of the Participant and before a beneficiary receives any or all of such benefit. The Committee may also require any person seeking payment of benefits upon a Participant’s Disability to furnish proof of such Disability.

47.    Successors and Assigns. This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

48.    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

49.    Section 409A.

(a)    General. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Participant shall not be considered to have terminated employment or service with the Corporation for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a Separation from Service from the Corporation and its Affiliates. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A. The Corporation makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

(b)    Specified Employees. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Corporation or any of its Affiliates) are payable upon a Separation from Service to a “specified employee” of the Corporation at the relevant date, as such term is defined in Section 409A(a)(2)(B)(i), and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such Separation from Service (or death, if earlier).

(c)    No Liability. Notwithstanding anything to the contrary contained herein, neither the Corporation nor any of its Affiliates shall be responsible for, or required to reimburse or otherwise make any Participant whole for, any tax or penalty imposed on, or losses incurred by, any Participant that arises in connection with the potential or actual application of Section 409A to any Award granted hereunder.

50.    Governing Law. The Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

51.    Effective Date and Term of the Plan. The Plan was adopted by the Board on February 12, 2021 and shall become effective on the date that it is approved by the shareholders of the Corporation in accordance with the requirements of the Corporation’s Certificate of Incorporation and the laws of the State of Delaware (the “Effective Date”). No Award shall be granted pursuant to this Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.